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                                                                     Exhibit 1.1

                            DEALER MANAGER AGREEMENT

                                                                   April 6, 2000

Goldman, Sachs & Co.,
As Dealer Manager,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Chiron Corporation, a Delaware corporation (the "Offeror"), proposes to offer to exchange (such exchange offer, as it may from time to time be amended and supplemented, the "Exchange Offer") up to $243,800,000 aggregate
principle amount of    % Convertible Subordinated Notes due May     , 2007
that are convertible into common stock, par value $0.01 per share, (the "Shares") of the Offeror (the "Exchange Notes") in exchange for up to $243,800,000 aggregate principle amount of maturity of 1.90% Convertible Subordinated Notes due November 17, 2000 (the "Existing Notes") of the Offeror and cash on the terms and subject to the conditions set forth in the exchange offer materials (collectively, the "Exchange Offer Material"), copies of which have been delivered to you, namely:

         (a) The Registration Statement (as defined in Section 5(a) hereof);

         (b)      The Prospectus (as defined in Section 5(a) hereof);

         (c) The Schedule TO, filed April 6, 2000, including each amendment or supplement thereto;

         (d) The Form of Letter of Transmittal (the "Letter of Transmittal") to be used by holders tendering Existing Notes pursuant to the Exchange Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Notes, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9;

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         (e)      The form of letter, filed April 6, 2000, from you
to brokers, securities dealers, commercial banks, trust companies and nominees, and form of letter, filed April 6, 2000, from brokers, securities dealers, commercial banks, trust companies and nominees to clients relating to the Exchange Offer;

         (f) The form of any press release relating to the Exchange Offer filed as an exhibit to the Schedule TO and any amendment or supplement to the Schedule TO.

         For each $1,000 principal amount of Existing Notes accepted for exchange, the holder of such Existing Notes will receive $1,000 principal amount of Exchange Notes plus an amount of cash to be set as described in the Exchange Offer Material. Capitalized terms used herein without definition shall have their respective meanings set forth in the Exchange Offer Material.

         1. APPOINTMENT OF DEALER MANAGER. The Offeror hereby appoints you exclusively, and you hereby accept appointment, as the Dealer Manager and financial advisor in connection with the Exchange Offer and authorizes you to act on its behalf in accordance with this Agreement and the terms of the Exchange Offer Material, which Exchange Offer Material has been or will be prepared by, or with the approval of, the Offeror and has been or will be filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). You and any other broker or securities dealer or any commercial bank or trust company are authorized to use the Exchange Offer Material in connection with the solicitation of tenders along with such other offering materials and information as the Offeror may prepare or approve ("Other Material"). You agree to furnish no written material to holders in connection with the Exchange Offer, other than the Exchange Offer Material and Other Material. It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between you and the Offeror.

         2. SOLICITATION OF TENDERS. You agree to use your best efforts to solicit tenders of Existing Notes pursuant to the Exchange Offer. Neither you nor any of your affiliates, partners, directors, officers, agents, employees or controlling persons (if any) shall have any liability to the Offeror or any other person for any act or omission on the part of any securities broker or dealer (other than yourselves), commercial bank or trust company that solicits tenders, and neither you nor any of such other persons or entities referred to above shall have any liability to the Offeror or any person asserting claims on behalf of or in right of the Offeror in connection with or as a result of either your engagement or any matter referred to in this Agreement except to the extent that such liability results from your gross negligence or bad faith in performing the services that are the subject of this Agreement. In soliciting tenders, no securities broker or dealer (other than yourselves), commercial bank or trust company shall be deemed to act as your agent or the agent of the Offeror, and you, as Dealer Manager, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.

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         3.       COVENANTS OF THE OFFEROR. The Offeror covenants and agrees with you that:

         (a) The Offeror shall prepare the Prospectus in a form approved by you, such approval not be to unreasonably withheld, and timely file such Prospectus with the Commission following its preparation. The Offeror shall not make any amendment or supplement to the Registration Statement or Prospectus unless such amendment or supplement shall have been approved by you, such approval not to be unreasonably withheld. The Offeror shall advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or when any supplement to the Prospectus or any amended Prospectus has been filed and shall furnish you with copies thereof. The Offeror shall file timely all reports and any definitive proxy or information statements required to be filed by the Offeror with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for as long as the delivery of a prospectus is required in connection with the offering or sale of the Exchange Notes. The Offeror shall advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Exchange Notes for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. The Offeror shall file timely all Other Material required to be filed by the Offeror with the Commission pursuant to Rule 13e-4(c)(2) of the Exchange Act and for so long as such filing is required in connection with the Exchange Offer.

         (b) The Offeror will cause to be delivered to each registered holder of any Existing Notes, as soon as practicable, a copy of the Prospectus and the Letter of Transmittal, together with a return envelope, and other appropriate Exchange Offer Material and Other Material, if any. Thereafter, to the extent practicable until two days prior to the expiration of the Exchange Offer, the Offeror will use its best efforts to cause copies of such material and a return envelope to be mailed to each person who becomes a registered holder of any Existing Notes.

         (c) The Offeror agrees to furnish you with copies of the Exchange Offer Material and Other Material, including the Prospectus, in such quantities as you may reasonably request for use by you in connection with the Exchange Offer. The Offeror will not amend or supplement the Exchange Offer Material, or prepare or approve any Other Material for use in connection with the Exchange Offer, without your approval, such approval not to be unreasonably withheld.

         (d) If the delivery of a prospectus is required at any time in connection with the offering and sale of the Exchange Notes and if at such time any event will have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered, not misleading or necessary to correct any material statement in any earlier

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communication with respect to the Exchange Offer, or, if for any other reason it will be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

         (e) The Offeror will promptly from time to time take such action as you may reasonably request, after consultation with the Offeror, to qualify the Exchange Notes for offering and sale under the securities laws of such domestic jurisdictions as you may reasonably request, and to comply with the laws of such jurisdiction so as to permit the continuance of sales and dealings therein in these jurisdictions for so long as may be necessary to complete the distribution of the Exchange Notes; provided that in connection therewith the Offeror will not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

         (f) The Offeror agrees to furnish to you, to the extent the same is available to the Offeror, cards or lists or copies thereof showing the names and addresses of, and numbers of Existing Notes held by, the registered holders of Existing Notes as of a recent date, and will use its best efforts to advise you from day to day during the period of the Exchange Offer as to any transfers of record of Existing Notes. You agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

         (g) The Offeror will arrange for the Exchange Agent named in the Letter of Transmittal to inform you during each business day during the Exchange Offer (to be followed on a daily basis by written confirmation) as to the number of Existing Notes that have been tendered pursuant to the Exchange Offer during the interval since its previous daily report to you under this provision, and the names and addresses of any registered holders tendering $50,000 aggregate principle amount or more in Existing Notes.

         (h) During a period of three years from the effective date of the Registration Statement, the Offeror will furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, except to the extent such material is made publicly available, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Offeror is listed, except to the extent such material is made publicly available; and
(ii) such additional information concerning the business and financial condition of the Offeror as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Offeror and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

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         (i)      The Offeror will make generally available to its
securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earning statement of the Offeror and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the Offeror's option, Rule 158 thereunder).

         (j) The Offeror will advise you promptly as soon as the Offeror becomes aware of, and takes into consideration, the occurrence of any event which would be reasonably likely to cause the Offeror to withdraw, rescind or modify the Exchange Offer and, in any event and without limitation, the Offeror will promptly advise you of any litigation or governmental action with respect to the Exchange Offer.

         (k) Neither the Offeror nor any entity controlled, directly or indirectly, by the Offeror has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Offeror to facilitate the sale or resale of the Exchange Notes in connection with the Exchange Offer.

         (l) The Offeror will use its best efforts to cause its executives, officers and directors to agree not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Common Stock (including Common Stock from option exercises) during the five (5) day stock price averaging period as described in the Exchange Offer Material, without your consent; provided, however, any such individual may dispose of up to fifteen percent (15%) of that individual's holdings up to an aggregate total of two
(2) million shares.

         4.       COMPENSATION AND EXPENSES.

         (a) The Company shall pay to you, as compensation for your services as Dealer Manager and financial advisor, the greater of (i) $500,000 or
(ii) 0.75% of the aggregate principle amount at maturity of all Existing Notes tendered. Such fee shall be payable concurrently with the exchange of Existing Notes for Exchange Notes under the Exchange Offer. If the Exchange Offer is not completed for any reason, the Offeror shall not pay you any compensation for your services as Dealer Manager and/or financial advisor.

         (b) Whether or not any Existing Notes are acquired pursuant to the Exchange Offer, the Offeror shall pay all expenses incident to the performance of the Offeror's obligations hereunder and under the Exchange Offer, including, without limiting the generality of the foregoing, all costs and expenses
(i) incurred by brokers and dealers (including yourselves), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material and any Other Material to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Exchange Notes to be delivered in connection with the Exchange Offer, (iii) incident to the preparation, printing and filing under the Act of the Registration Statement and the Prospectus and any other Exchange Offer Materials or Other Materials (including all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the

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Exchange Notes under the laws of such domestic jurisdictions as you may reasonably designate (including reasonable fees and disbursements of your counsel), (v) related to the filing with the National Association of Securities Dealers, Inc., (vi) in connection with the preparation and printing (including word processing and duplication costs) and delivery of all Exchange Offer Material and any Other Material (including this Agreement) including mailing and shipping, as herein provided, (vii) incident to the appointment of the Exchange Agent and the Information Agent, including the fees and expenses of the Exchange Agent and the Information Agent, (x) all advertising costs and (xi) any applicable transfer taxes payable in connection with the Exchange Offer and the transactions contemplated thereby. The Offeror will reimburse you for all your expenses incurred in connection with your services under this Agreement including, without limitation, your out-of-pocket expenses and the reasonable fees and disbursements of your counsel and any expenses incurred as a result of presenting testimony or evidence, or preparing to present testimony or evidence in connection with any court or government proceeding arising out of the Exchange Offer.

         5. CERTAIN REPRESENTATIONS AND WARRANTIES BY THE OFFEROR. The Offeror represents and warrants to you that, except to the extent otherwise disclosed in the Exchange Offer Material and Other Material:

         (a)      Prior to commencement, a registration statement on Form S-4
(Registration No. 333-     (the "Initial Registration Statement") in respect
of the Exchange Notes will have been filed with the Commission; as of Closing, the Initial Registration Statement (as may be amended before it becomes effective) and any post-effective amendment thereto, each in the form delivered to you prior to or at the Closing, and, including all exhibits thereto and all documents incorporated by reference into the prospectus contained therein will have been declared effective by the Commission in such form; no other document with respect to such registration statement (including all documents incorporated by reference into the prospectus contained therein) will have been previously filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, if any, will have been issued and no proceeding for that purpose will have been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is herein called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement, including all exhibits, annexes and schedules thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 2(a) hereof and (ii) the documents incorporated by reference into the prospectus contained in the Initial Registration Statement at the time such part of the registration statement becomes effective, each as amended at the time such part of the registration statement becomes effective, is herein collectively called the "Registration Statement"; and such final prospectus, in the form included in the Registration Statement at the time it becomes effective or is first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Preliminary Prospectus or

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Prospectus, as the case may be, under the Exchange Act, and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Offeror filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement;

         (b) As of Closing, no order preventing or suspending the use of any Initial Registration Statement (including any Preliminary Prospectus) will have been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, will conform in all material respects to the requirements of the Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any material statement in any earlier communication made with respect to the Exchange Offer; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offeror by you as Dealer Manager, expressly for use therein;

         (c) The documents incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act , as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein , in light of the circumstances under which they were made, not misleading or necessary to correct any material statement in any earlier communication made with respect to the Exchange Offer; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offeror by you as Dealer Manager, expressly for use therein;

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in

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reliance upon and in conformity with information furnished in writing to the
Offeror by you as Dealer Manager, expressly for use therein;

         (e) The Offeror and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in, or incorporated by reference into, the Prospectus any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Offeror or its Material Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Offeror and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

         (f) The Offeror has a valid leasehold interest in, or ownership of, all real property material to the conduct of its business as currently conducted;

         (g) The Offeror has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and the Material Subsidiary of the Offeror has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

         (h) The Offeror has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Offeror have been duly and validly authorized and issued, and are fully paid and nonassessable and the Existing Notes conform to the description under the caption "Description of Existing Notes" and the Exchange Notes, when issued, will conform to the description under the caption "Description of Exchange Notes," each description respectively contained in, or incorporated by reference into, the Prospectus; and all of the issued shares of capital stock of the Material Subsidiary of the Offeror have been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares and except as set forth in, or incorporated by reference into, the Prospectus) are owned directly or indirectly by the Offeror, free and clear of all liens, encumbrances, equities or claims;

         (i) The Exchange Notes have been duly authorized and, when issued and delivered in exchange for the Existing Notes will be duly authorized and validly issued;

         (j) The execution and delivery of this Agreement by the Offeror and the compliance by the Offeror with all of the provisions of this Agreement and the consummation of the transactions

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contemplated herein and in the Exchange Offer Material do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, material loan agreement, material mortgage, material deed of trust or other material agreement or instrument to which the Offeror or any of its subsidiaries is a party or by which the Offeror or any of its subsidiaries is bound or to which any of the property or assets of the Offeror or any of its subsidiaries is subject (except such as will not materially affect the Offeror and its subsidiaries as a whole), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Offeror, the provisions of any agreement among the stockholders of the Offeror, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Offeror or any of its subsidiaries or any of their properties (except such as will not materially affect the Offeror and its subsidiaries as a whole); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by the Offeror of this Agreement or the consummation by the Offeror of the transactions contemplated by this Agreement or the consummation of the Exchange Offer, including, but not limited to, the issuance and delivery of the Exchange Notes by the Offeror, except for such consents or authorizations which have been, or as of Closing will be, obtained (including registration under the Act), or which, if not obtained, will not have a material affect on the Offeror and its subsidiaries, taken as a whole, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign takeover statutes and securities or Blue Sky laws in connection with the distribution of the Exchange Notes pursuant to the Exchange Offer;

         (k) Neither the Offeror nor its Material Subsidiary is in violation of its Certificate of Incorporation or Bylaws, in any material respect, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, material loan agreement, material mortgage, material deed of trust, material lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (l) The statements set forth in the Prospectus under the caption "Description of Exchange Notes," insofar as they purport to constitute a summary of the terms of the Exchange Notes, and under the captions "The Exchange Offer," "Description of the Existing Notes" and "Certain Federal Income Tax Consequences," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

         (m) The Offeror is not and, after giving effect to the offering and sale of the Exchange Notes and the consummation of the Exchange Offer, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (n) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Offeror or any of its subsidiaries is a party or of which any property of the Offeror or any of its subsidiaries is the subject which, if determined adversely to the Offeror or any of its subsidiaries, would, individually or in the aggregate, be

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reasonably likely to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Offeror and its subsidiaries, taken as a whole; and, to the best of the Offeror's knowledge, no such proceedings have been threatened or, though not threatened, are, to the Offeror's knowledge, imminent;

         (o) The Offeror has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement; and this Agreement has been duly authorized, executed and delivered;

         (p) KPMG Peat Marwick, who have certified certain financial statements of the Offeror and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (q) The Offeror has made or will make appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry transfer of tendered Existing Notes between depository participants and the Exchange Agent.

         (s) The Offeror has no subsidiaries which fall under the definition contained in Regulation S-X Rule 1-02(w) (the definition of "significant subsidiary"), except those listed on Schedule A, attached hereto and referred to throughout this Agreement as "Material Subsidiary."

         6. CONDITIONS OF OBLIGATION. Your obligation to act as Dealer Manager hereunder will at all times be subject, in your discretion, to the conditions that:

         (a) All representations and warranties of the Offeror contained herein are as of the date of this Agreement, and at all times during the Exchange Offer through the Closing Date, will be true and correct in all material respects.

         (b) The Offeror at all times during the Exchange Offer will have performed all of its obligations hereunder theretofore to be performed.

         (c) The Prospectus will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act in accordance with
Section 2(a) hereof or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose will have been

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initiated or threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to your reasonable satisfaction.

         (d) On the Closing Date, general counsel to the Offeror, William G. Green, will have furnished to you, as Dealer Manager, an opinion in form and substance satisfactory to you.

         (e) On the Closing Date, Shearman & Sterling will have furnished to you, as Dealer Manager, an opinion in form and substance satisfactory to you.

         (f) The Offeror will have furnished or caused to be furnished to you, on each of the Commencement Date and the Closing Date, a certificate or certificates of officers of the Offeror reasonably satisfactory to you as to the accuracy of the representations and warranties of the Offeror at and as of such dates, as to the performance by the Offeror of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsections (c) and (d) of this Section and as to such other matters as you may reasonably request.

         (g) (i) Neither the Offeror nor its Material Subsidiary will have sustained since the date of the latest audited financial statements included in, or incorporated by reference into, the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court of governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the latest date as of which information is given in the Prospectus there will not have been any change in the capital stock or long-term debt of the Offeror or its Material Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Offeror and its Material Subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of Exchange Notes on the terms and in the manner contemplated in the Exchange Offer Material.

         (h) On or after the date hereof (i) no downgrading will have occurred in the rating accorded the Offeror's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
(ii) no such organization will have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Offeror's debt securities.

         (j) On or after the Commencement Date there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The NASDAQ National Market; (ii) a suspension or material limitation in trading in the Offeror's securities on The NASDAQ National Market; (iii) a general moratorium on commercial banking activities declared by either Federal, or New York or California State authorities; (iv) the outbreak or escalation of hostilities involving the United

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States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Dealer Manager makes it impracticable or inadvisable to proceed with the Exchange Offer on the terms and in the manner contemplated in the Exchange Offer Material; or (v) the occurrence of a material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Dealer Manager would materially and adversely affect the financial markets or the success of the Exchange Offer.

         7.       INDEMNITY.

         (a) The Offeror agrees (i) to indemnify and hold you harmless against any losses, damages, liabilities or claims (or actions in respect thereof) to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities to which you may become subject, under the Act or otherwise (A) that arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any Other Material, including any Preliminary Prospectus, the Registration Statement or the Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, or in any press release issued or authorized by the Offeror, or in any other Written Communications relating to the Exchange Offer made or authorized by the Offeror and provided to the public, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, (B) that arise out of or are based upon any breach by the Offeror of any representations or warranties or failure by the Offeror to comply with any of its obligations set forth herein, or (C) that arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Exchange Offer; (ii) to indemnify and hold you harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against you by any person, including stockholders of the Offeror, in connection with or as a result of your acting as Dealer Manager and financial advisor in connection with the Exchange Offer or rendering financial advisory services to the Offeror in connection with the Exchange Offer or that arise in connection with any other matter in connection with the Exchange Offer, except to the extent any such losses, damages, liabilities or claims referred to in this clause (ii) result from your gross negligence or bad faith in performing the services that are the subject of this Agreement. In the event that you become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Offeror, in connection with any matter referred to in this Agreement, the Offeror also agrees periodically to reimburse you for your reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Offeror also agrees that neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability to the Offeror or any person asserting claims on behalf of or in right of the Offeror for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by the Offeror results from your gross negligence or bad faith in performing the services that are the subject of this Agreement.

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

         (b) Promptly after receipt by you of notice of your involvement in any action, proceeding or investigation, you shall, if a claim in respect thereof is to be made against the Offeror under subsection (a) of this
Section 7, notify the Offeror in writing of such involvement, but the failure so to notify the Offeror shall not relieve it from any liability which it may otherwise have to you under subsection (a) of this Section 7 except and only to the extent that the Offeror suffers actual prejudice as a result of such failure, and in no event shall such failure relieve the Offeror from any obligation to provide reimbursement and contribution to you, except and only to the extent that the Offeror suffers actual prejudice as a result of such failure.

         (c) If for any reason the indemnification provided for in subsection (a) of this Section 7 is unavailable or insufficient to hold you harmless, then the Offeror shall contribute to the amount paid or payable by you as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits of the Offeror and its stockholders on the one hand and you on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Offeror and you with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations. The relative benefits of the Offeror and its stockholders on the one hand and you on the other hand in the matters contemplated by this Agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Offeror to acquire Existing Notes pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to you pursuant to Section 4(a) of this agreement as a result of such acquisition of Existing Notes. The relative fault of the Offeror on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Offeror and its affiliates or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offeror and you agree that it would not be just and equitable if contribution pursuant to this subsection
(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (c).

         (d)      The agreements contained in Sections 2 and 3, Section 7 and
Section 8 and the representations and warranties of the Offeror set forth in
Section 3 hereof shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination or expiration of the Exchange Offer and any acquisition of Existing Notes, whether pursuant to the Exchange Offer or otherwise.

         (e) The reimbursement, indemnity and contribution obligations of the Offeror under this Section 7 shall be in addition to any liability that the Offeror may otherwise have, shall extend upon the same terms and conditions to your affiliates and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Offeror, you, any such affiliate and any such other person referred to above. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Offeror set forth in this Section 7, the Offeror will notify you in writing thereof (if not previously so notified) and, if requested by you, shall arrange in connection therewith alternative means of providing for the obligations of the Offeror set forth in this Section 7, including the assumption of such obligations by another party, insurance, surety bond or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to you. In any event, if the obligations of the Offeror set forth in this
Section 7 are not assumed by operation of law or by contract by a party or parties satisfactory to you, the Offeror agrees to arrange alternative means of providing for such obligations, including providing insurance or creating an escrow, in each case in an amount and upon terms and conditions satisfactory to you.

         8.       MISCELLANEOUS.

         (a) This Agreement is made solely for the benefit of you, the Offeror and any partner, director, officer, agent, employee, affiliate or controlling person referred to in Section 7 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person will acquire or have any right under or by virtue of this Agreement, but, in any event, nothing in this section shall be deemed to give any rights to an individual in his individual capacity as an Existing Note holder.

         (b) In the event that any provision hereof will be determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision hereof, which will remain in full force and effect.

         (c) Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to
(I) the Offeror, such notice will be in writing addressed to the Offeror at its address set forth in the Registration Statement, Attention: Secretary; and (ii) you, such notice will be in writing addressed to you, at 85 Broad Street, New York, New York 10004, facsimile number (212) 902- 4103, Attention: Registration Department.

         (d) This Agreement contains the entire understanding of the parties with respect to your acting as Dealer Manager of the Exchange Offer to the Offeror, superseding all prior agreements, understandings and negotiations with respect to such activities by you. This Agreement may be executed in any number of separate counterparts, each of which will be an original, but all such counterparts will together constitute one and the same agreement.

         (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this Agreement is hereby waived by the parties hereto. The Offeror agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City of New York and the Offeror agrees to submit to the jurisdiction of, and to venue in, such courts.

         (f) Time will be of the essence of this Agreement. As used herein, the term "business day" will mean any day when the Commission's office in Washington, D.C. is open for business.

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

         Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

                                              Very truly yours,

                                              Chiron Corporation

                                              By___________________________
                                                          [Title]


The undersigned hereby confirms that the foregoing letter agreement, as of the date thereof, correctly sets forth the agreement between the Offeror and the undersigned.


________________________________
    Goldman, Sachs & Co.



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                                   SCHEDULE A

                               Material Subsidiary

1.       Chiron Investment Corporation






                                      A-1